EXHIBIT 10.9
GRANITE POINT MORTGAGE TRUST INC.
2017 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
RESTRICTED STOCK AWARD AGREEMENT by and between Granite Point Mortgage Trust Inc., a Maryland corporation (the “Company”), and [Director] (the “Grantee”), dated as of the ____ day of ______, 20___ (the “Effective Date”).
WHEREAS, the Company maintains the Granite Point Mortgage Trust Inc. 2017 Equity Incentive Plan (the “Plan”) (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto by the Plan);
WHEREAS, the Grantee is an Eligible Person;
WHEREAS, the Board of Directors has approved and authorized the Company to award the Grantee [$__________] in shares of Restricted Stock (the “Shares”), which represents the equity compensation portion of the Grantee’s annual director fee for service on the Company’s Board of Directors following the Company’s 20___ Annual Meeting of Stockholders until the completion of the 20___ Annual Meeting of Stockholders (the “_________ Service Period”); and
WHEREAS, in accordance with the Plan, the Company’s Board of Directors has determined that it is in the best interests of the Company and its stockholders to grant the Shares of Restricted Stock described above to the Grantee subject to the terms and conditions set forth below.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.    Grant of Common Stock.
The Company hereby grants the Grantee _________ Shares of Restricted Stock of the Company, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is incorporated herein by reference as though set forth herein in its entirety. To the extent such terms or conditions conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.
2.    Restrictions and Conditions.
The Restricted Stock awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:
a.    Subject to clauses (c) through (f) below, the period of restriction with respect to Shares granted hereunder (the “Restriction Period”) shall begin on the Effective Date and lapse, if and as service on the Board of Directors continues, on the anniversary of the Effective Date.
For purposes of the Plan and this Agreement, Shares with respect to which the Restriction Period has lapsed shall be vested. Subject to the provisions of the Plan and this Agreement, during the Restriction Period, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock (or have such Shares attached or garnished).
b.    Except as provided in the foregoing clause (a), below in this clause (b) or in the Plan, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive dividends. The Grantee shall be entitled to receive any dividends or distributions on any shares of Restricted Stock (whether or not then subject to restrictions) which have not been forfeited. Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Shares of Restricted Stock.
c.    Subject to clauses (e) and (f) below, if the Grantee has a Termination of Service for any reason other than his or her death or Disability, during the Restriction Period, then the Restriction Period will immediately lapse with respect to a number of Shares that is prorated to reflect the proportionate number of days served during the ___________ Service Period (such amount will be rounded down to the nearest whole number). Any Shares for which the Restriction Period does not lapse as a result of a Termination of Service pursuant to the foregoing sentence shall be forfeited by the Grantee.
d.    If the Grantee has a Termination of Service on account of death or Disability during the Restriction Period, then the Restriction Period will immediately lapse on all Shares.
e.    If there occurs during the Restriction Period a Change of Control in which the Resulting Entity assumes or continues the Grant of Restricted Stock and if the Grantee experiences a Termination of Service by the Resulting Entity and its Subsidiaries voluntarily for good reason, as defined by the Committee, during the twenty-four (24) months following the Change of Control, then the Restriction Period will lapse on all Restricted Stock on the date of the Termination of Service. If an event described in clause (d) above occurs during or after the twenty-four (24) months following the Change of Control, then the Restriction Period will lapse on all Restricted Stock on the date of the Termination of Service. If there occurs during the Restriction Period a Change of Control in which the Resulting Entity does not assume or continue the Grant of Restricted Stock, then the Restriction Period will lapse on all Restricted Stock as of immediately prior to the Change of Control. For purposes of this Agreement, the “Resulting Entity” in the event of a Change of Control shall mean (A) the Company, in the event of a Change of Control as defined in Section 15(j) (i), (ii), or (iii) (C) of the Plan; (B) the entity (which may or may not be the Company) that is the continuing entity in the event of a merger or consolidation, in the event of a Change of Control as defined in Section 15(j)(iii)(A) of the Plan; or (C) the acquirer of the Company’s assets, in the event of a Change of Control as defined in Section 15(j)(iii)(B) of the Plan.
f.    Grantee shall forfeit such Shares of Restricted Stock as are required to be forfeited under (a) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the related rules of the Securities and Exchange Commission or the applicable listing exchange or (b) such clawback or recoupment policy as the Board or Compensation Committee may adopt.
3.    Miscellaneous.
a.    THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICT OF LAWS WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
b.    The Board may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Board may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Board’s interpretation shall not be entitled to deference on and after a Change of Control except to the extent that such interpretations are made exclusively by members of the Board who are individuals who served as Board members before the Change of Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Board, except as provided above, shall be final and binding upon all persons.
c.    All notices hereunder shall be in writing and, if to the Company or the Board, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission, or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 3(c).
d.    The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
e.    The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.
f.    Nothing in this Agreement shall confer on the Grantee any right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the Grantee’s service at any time.
g.    This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Grantee have executed this Common Stock Award Agreement as of the day and year first above written.

GRANITE POINT MORTGAGE TRUST INC.
By:
Name: Marcin Urbaszek
Title: Chief Financial Officer

[director]